Exhibit 99.1

FOR IMMEDIATE RELEASE

February 27, 2024

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2023 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

AND 2024 OPERATING RESULTS FORECAST

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended December 31, 2023 and 2022:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $216.4 million, or $3.16 per diluted share, during the fourth quarter of 2023, as compared to $174.8 million, or $2.43 per diluted share, during the fourth quarter of 2022. Net revenues increased by 7.4% to $3.704 billion during the fourth quarter of 2023, as compared to $3.447 billion during the fourth quarter of 2022.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the fourth quarter of 2023 was $214.9 million, or $3.13 per diluted share, as compared to $217.1 million, or $3.02 per diluted share, during the fourth quarter of 2022.

Included in our reported and adjusted net income attributable to UHS during the fourth quarter of 2023, were net incremental reimbursements (net of related provider taxes) of approximately $17.8 million, or $.20 per diluted share, recorded in connection with the recently approved Mississippi Hospital Access Program covering the period of July 1, 2023 through December 31, 2023. Included in our reported and adjusted net income attributable to UHS during the fourth quarter of 2022, was an aggregate favorable after-tax impact of approximately $19.6 million, or $.27 per diluted share, recorded in connection with $26.0 million of commercial insurance proceeds received during the quarter in connection with the following: (i) $15.7 million related to a business interruption and property damage claim at one of our behavioral health care facilities, and; (ii) $10.3 million related to a previously incurred information technology incident.

As reflected on the Supplemental Schedule, included in our reported results were unrealized after-tax gains of $1.5 million, or $.03 per diluted share ($1.9 million pre-tax), during the fourth quarter of 2023, and $1.8 million, or $.02 per diluted share ($2.3 million pre-tax) during the fourth quarter of 2022. These unrealized gains, which are included in “Other (income) expense, net”, resulted from increases in the market value of certain equity securities. In addition, as discussed below, included in our reported results during the fourth quarter of 2022 was an unfavorable after-tax impact of $44.1 million, or $.61 per diluted share, resulting from a provision for asset impairment ($57.6 million pre-tax which is included in other operating expenses) recorded to write-down the asset value of an acute care hospital, as discussed below.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $476.9 million during the fourth quarter of 2023, as compared to $419.0 million during the fourth quarter of 2022. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, and provision for asset impairment (during the fourth quarter of 2022), was $473.4 million during the fourth quarter of 2023, as compared to $471.7 million during the fourth quarter of 2022.

Consolidated Results of Operations, As Reported and As Adjusted – Twelve-month periods ended December 31, 2023 and 2022:

Reported net income attributable to UHS was $717.8 million, or $10.23 per diluted share, during the full year 2023, as compared to $675.6 million, or $9.14 per diluted share, during 2022. Net revenues increased by 6.6% to $14.282 billion during the full year of 2023, as compared to $13.399 billion during 2022.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the twelve-month period ended December 31, 2023, was $739.4 million, or $10.54 per diluted share, as compared to $730.2 million, or $9.88 per diluted share, during the twelve-month period ended December 31, 2022.

As reflected on the Supplemental Schedule, included in our reported results were unrealized after-tax losses of $21.6 million, or $.31 per diluted share ($28.2 million pre-tax), during 2023, and $10.6 million, or $.14 per diluted share ($13.8 million pre-tax) during 2022. These unrealized losses, which are included in “Other (income) expense, net”, resulted from decreases in the market value of certain equity securities. In addition, included in our reported results during the full year of 2022 was an unfavorable after-tax impact of $44.1 million, or $.60 per diluted share, resulting from a provision for asset impairment, ($57.6 million pre-tax which is included in other operating expenses), as discussed below.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $1.714 billion during 2023, as compared to $1.594 billion during 2022. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, and provision for asset impairment (during 2022), was $1.742 billion during 2023, as compared to $1.662 billion during 2022.

Acute Care Services – Three and twelve-month periods ended December 31, 2023 and 2022:

During the fourth quarter of 2023, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 5.6% while adjusted patient days increased by 4.3%, as compared to the fourth quarter of 2022. At these facilities, during the fourth quarter of 2023, net revenue per adjusted admission increased by 3.7% while net revenue per adjusted patient day increased by 5.0%, as compared to the fourth quarter of 2022. Net revenues generated from our acute care services, on a same facility basis, increased by 9.7% during the fourth quarter of 2023, as compared to the fourth quarter of 2022.

During the twelve-month period ended December 31, 2023, at our acute care hospitals on a same facility basis, adjusted admissions increased by 7.6% while adjusted patient days increased by 4.7%, as compared to the year ended December 31, 2022. At these facilities, during the full year of 2023, net revenue per adjusted admission decreased by 0.6% while net revenue per adjusted patient day increased by 2.2%, as compared to 2022. Net revenues generated from our acute care services, on a same facility basis, increased by 7.6% during the full year of 2023, as compared to 2022.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2023 and 2022:

During the fourth quarter of 2023, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 1.4% while adjusted patient days increased by 1.1%, as compared to the fourth quarter of 2022. At these facilities, during the fourth quarter of 2023, net revenue per adjusted admission increased by 5.8% and net revenue per adjusted patient day increased by 6.1%, as compared to the fourth quarter of 2022. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 7.2% during the fourth quarter of 2023, as compared to the fourth quarter of 2022.

During the twelve-month period ended December 31, 2023, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 3.2% while adjusted patient days increased by 2.1%, as compared to the comparable period of 2022. At these facilities, during the full year of 2023, net revenue per adjusted admission increased by 4.7% and net revenue per adjusted patient day increased by 5.9%, as compared to 2022. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 8.0% during 2023, as compared to 2022.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the twelve-month period ended December 31, 2023, our net cash provided by operating activities was $1.268 billion as compared to $996 million during the full year of 2022. Included in the $272 million net increase in our net cash provided by operating activities was a favorable change of $114 million in other working capital accounts due primarily to the timing of disbursements for accrued compensation and certain other accrued liabilities, as well as a favorable change of $76 million in accounts receivable.

Liquidity:

As of December 31, 2023, we had $701 million of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

As of January 1, 2023, we had an aggregate remaining repurchase authorization of approximately $947 million pursuant to our stock repurchase program. Pursuant to the terms of our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

During the fourth quarter of 2023, we have repurchased 1.13 million shares at an aggregate cost of approximately $157.3 million (approximately $139 per share) pursuant to the program. During the full year of 2023, we have repurchased approximately 3.86 million shares at an aggregate cost of approximately $524.5 million (approximately $136 per share) pursuant to the program.

As of December 31, 2023, we had an aggregate available repurchase authorization of approximately $423 million.

2024 Operating Results Forecast:

Reflected below is our 2024 forecasted range for consolidated net revenues, earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA net of NCI”), net income attributable to UHS per diluted share (“EPS-diluted”) and capital expenditures.

Our 2024 forecasted range of net income attributable to UHS, and EPS-diluted, exclude certain items as described below because we do not believe we can forecast those items with sufficient accuracy. Adjusted EBITDA net of NCI, is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of our operating performance. Please see the Supplemental Non-GAAP Disclosures - 2024 Operating Results Forecast schedule as included herein for additional information and a reconciliation of our 2024 forecasted range of net income attributable to UHS to our 2024 forecasted range of Adjusted EBITDA net of NCI.

For the Year Ended

December 31, 2024

	Low	High
Net revenues	$15.411 billion	$15.706 billion
Adjusted EBITDA net of NCI	$1.931 billion	$2.019 billion
EPS-diluted	$13.00 per share	$14.00 per share
Capital expenditures	$850 million	$1.000 billion

Our 2024 operating results forecast contains a number of assumptions including, but not limited to, the following:

•
The 2024 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.
•
Our net revenues are estimated to be approximately $15.411 billion to $15.706 billion representing an increase of 7.9% to 10.0% over our 2023 net revenues of $14.282 billion.
•
Our Adjusted EBITDA net of NCI is estimated to be approximately $1.931 billion to $2.019 billion representing an increase of 10.9% to 15.9% over our 2023 Adjusted EBITDA net of NCI of $1.742 billion.
•
Our EPS-diluted range is estimated to be $13.00 per diluted share to $14.00 per diluted share, representing an increase of 23.3% to 32.8% over our adjusted net income attributable to UHS of $10.54 per diluted share for the year ended December 31, 2023, as calculated on the attached Supplemental Schedule.
•
Our 2024 operating results forecast includes approximately $158 million of net reimbursements (net of related provider taxes) expected to be earned pursuant to the previously disclosed Nevada State Directed Payment program (“SDP”).
o
The Medicaid managed care component of the Nevada SDP, our annual net reimbursements from which are expected to approximate $140 million during 2024, was approved by the Centers for Medicare and Medicaid Services (“CMS”) in late December, 2023, with an effective date of January 1, 2024. This component of the Nevada SDP requires annual approval by CMS and is subject to reconciliation by Nevada’s Division of Health Care Financing and Policy based on actual Medicaid managed care utilization during 2024. There can be no assurance that the Medicaid managed care component of the Nevada SDP will continue for any period after December 31, 2024, or that it will not be modified.
o
The Medicaid fee for service upper payment limit component of the Nevada SDP, our annual net reimbursements from which are expected to approximate $18 million during 2024, was approved by CMS during the fourth quarter of 2023, with an effective date of July 1, 2023.

Provision for Asset Impairment (recorded during the fourth quarter of 2022):

Our financial statements for the three and twelve-month periods ended December 31, 2022, included a pre-tax provision for asset impairment of $57.6 million, which is included in other operating expenses on the accompanying consolidated statements of income. In March of 2023, we discontinued all inpatient operations at Desert Springs Hospital Medical Center, an acute care facility located in Las Vegas, Nevada. Since that time, we have continued providing emergency department services within a portion of the existing facility while we construct a new free-standing emergency department on the hospital's campus. The provision for asset impairment recorded during the fourth quarter of 2022 reduced the asset values of the facility's real estate and equipment to their estimated fair values.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 28, 2024. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2023 were $14.282 billion. UHS ranked #311 on the Fortune 500; and #434 on Forbes’ list of America’s Largest Public Companies. UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 96,700 employees and, through its subsidiaries, operates 27 inpatient acute care hospitals, 333 inpatient behavioral health facilities, 48 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2023), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs, if adopted, could materially affect program payments which could materially impact our results of operations.
•
The nationwide shortage of nurses and other clinical staff and support personnel experienced by healthcare providers in the past has been a significant operating issue facing us and other healthcare providers. In the past, the staffing shortage has, at times, required us to hire expensive temporary personnel and/or enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel. At certain facilities, particularly within our behavioral health care segment, there have been occasions when we were unable to fill all vacant positions and, consequently, we were required to limit patient volumes. The staffing shortage has required us to enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel or required us to hire expensive temporary personnel. Many of these factors, which had a material unfavorable impact on our results of operations during 2022, moderated to a certain degree during 2023.
•
The increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2023. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

(more)

Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2023	2022	2023	2022
Net revenues	$3,703,546	3,446,980	$14,281,976	13,399,370

Operating charges:
Salaries, wages and benefits	1,799,008	1,701,083	7,107,484	6,762,256
Other operating expenses	998,732	919,673	3,757,216	3,445,733
Supplies expense	393,878	381,936	1,532,828	1,474,339
Depreciation and amortization	145,481	148,353	568,041	581,861
Lease and rental expense	35,251	34,551	141,026	131,626
	3,372,350	3,185,596	13,106,595	12,395,815

Income from operations	331,196	261,384	1,175,381	1,003,555
Interest expense, net	53,589	43,887	206,674	126,889
Other (income) expense, net	(3,516)	(4,838)	28,281	10,406
Income before income taxes	281,123	222,335	940,426	866,260
Provision for income taxes	61,501	51,966	221,119	209,278
Net income	219,622	170,369	719,307	656,982
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	3,244	(4,451)	1,512	(18,627)
Net income attributable to UHS	$216,378	$174,820	$717,795	$675,609

Basic earnings per share attributable to UHS (a)	$3.19	$2.45	$10.35	$9.23

Diluted earnings per share attributable to UHS (a)	$3.16	$2.43	$10.23	$9.14

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2023	2022	2023	2022
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$216,378	$174,820	$717,795	$675,609
Less: Net income attributable to unvested restricted share grants	(66)	(156)	(308)	(748)
Net income attributable to UHS - basic and diluted	$216,312	$174,664	$717,487	$674,861

Weighted average number of common shares - basic	67,809	71,165	69,321	73,118

Basic earnings per share attributable to UHS:	$3.19	$2.45	$10.35	$9.23

Weighted average number of common shares	67,809	71,165	69,321	73,118
Add: Other share equivalents	741	627	804	714
Weighted average number of common shares and equiv. - diluted	68,550	71,792	70,125	73,832

Diluted earnings per share attributable to UHS:	$3.16	$2.43	$10.23	$9.14

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended December 31, 2023 and 2022
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	December 31, 2023	revenues	December 31, 2022	revenues
Net income attributable to UHS	$216,378		$174,820
Depreciation and amortization	145,481		148,353
Interest expense, net	53,589		43,887
Provision for income taxes	61,501		51,966
EBITDA net of NCI	$476,949	12.9%	$419,026	12.2%
Other (income) expense, net	(3,516)		(4,838)
Provision for asset impairment	-		57,550
Adjusted EBITDA net of NCI	$473,433	12.8%	$471,738	13.7%

Net revenues	$3,703,546		$3,446,980

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	December 31, 2023		December 31, 2022
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$216,378	$3.16	$174,820	$2.43
Plus/minus after-tax adjustments:
Unrealized gain on equity securities	(1,470)	(0.03)	(1,778)	(0.02)
Provision for asset impairment	-	-	44,055	0.61
Subtotal adjustments	(1,470)	(0.03)	42,277	0.59
Adjusted net income attributable to UHS	$214,908	$3.13	$217,097	$3.02

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Twelve Months ended December 31, 2023 and 2022
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Twelve months ended	% Net	Twelve months ended	% Net
	December 31, 2023	revenues	December 31, 2022	revenues
Net income attributable to UHS	$717,795		$675,609
Depreciation and amortization	568,041		581,861
Interest expense, net	206,674		126,889
Provision for income taxes	221,119		209,278
EBITDA net of NCI	$1,713,629	12.0%	$1,593,637	11.9%
Other (income) expense, net	28,281		10,406
Provision for asset impairment	-		57,550
Adjusted EBITDA net of NCI	$1,741,910	12.2%	$1,661,593	12.4%

Net revenues	$14,281,976		$13,399,370

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2023		December 31, 2022
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$717,795	$10.23	$675,609	$9.14
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	$21,570	0.31	10,580	0.14
Provision for asset impairment	-	-	44,055	0.60
Subtotal adjustments	21,570	0.31	54,635	0.74
Adjusted net income attributable to UHS	$739,365	$10.54	$730,244	$9.88

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$119,439	$102,818
Accounts receivable, net	2,238,265	2,017,722
Supplies	216,988	218,517
Other current assets	236,658	198,283
Total current assets	2,811,350	2,537,340

Property and equipment	11,777,047	11,085,852
Less: accumulated depreciation	(5,652,518)	(5,167,394)
	6,124,529	5,918,458
Other assets:
Goodwill	3,932,407	3,909,456
Deferred income taxes	85,626	68,397
Right of use assets-operating leases	433,962	454,650
Deferred charges	6,974	6,264
Other	572,754	599,623
Total Assets	$13,967,602	$13,494,188

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$126,686	$81,447
Accounts payable and other liabilities	1,813,015	1,760,588
Operating lease liabilities	71,600	67,776
Federal and state taxes	2,046	4,608
Total current liabilities	2,013,347	1,914,419

Other noncurrent liabilities	584,007	487,669
Operating lease liabilities noncurrent	382,559	395,522
Long-term debt	4,785,783	4,726,533

Redeemable noncontrolling interest	5,191	4,695

UHS common stockholders' equity	6,149,001	5,920,582
Noncontrolling interest	47,714	44,768
Total equity	6,196,715	5,965,350

Total Liabilities and Stockholders' Equity	$13,967,602	$13,494,188

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Twelve months
	ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net income	$719,307	$656,982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	568,041	581,861
(Gain) loss on sale of assets and businesses	(6,250)	584
Stock-based compensation expense	87,720	85,378
Provision for asset impairment	0	57,550
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(182,444)	(258,338)
Accrued interest	1,193	1,835
Accrued and deferred income taxes	(43,450)	(29,510)
Other working capital accounts	(32,321)	(146,692)
Medicare accelerated payments and deferred CARES Act and other grants	2,978	2,391
Other assets and deferred charges	48,517	19,918
Other	39,133	(8,676)
Accrued insurance expense, net of commercial premiums paid	183,462	174,723
Payments made in settlement of self-insurance claims	(118,089)	(141,983)
Net cash provided by operating activities	1,267,797	996,023
Cash Flows from Investing Activities:
Property and equipment additions	(743,055)	(734,001)
Proceeds received from sales of assets and businesses	24,187	12,001
Acquisition of businesses and property	(3,728)	(20,309)
(Outflows) inflows from foreign exchange contracts that hedge our net U.K. investment	(40,695)	94,913
Decrease in capital reserves of commercial insurance subsidiary	16	100
Net cash used in investing activities	(763,275)	(647,296)
Cash Flows from Financing Activities:
Repayments of long-term debt	(85,480)	(89,367)
Additional borrowings	185,100	705,321
Financing costs	(308)	(3,164)
Repurchase of common shares	(547,363)	(832,918)
Dividends paid	(55,480)	(58,449)
Issuance of common stock	13,654	14,068
Profit distributions to noncontrolling interests	(6,830)	(5,391)
(Purchase) sale of ownership interests by (from) minority members	2,762	(48,500)
Net cash used in financing activities	(493,945)	(318,400)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,056	(8,424)
Decrease in cash, cash equivalents and restricted cash	13,633	21,903
Cash, cash equivalents and restricted cash, beginning of period	200,837	178,934
Cash, cash equivalents and restricted cash, end of period	$214,470	$200,837
Supplemental Disclosures of Cash Flow Information:
Interest paid	$200,446	$120,136
Income taxes paid, net of refunds	$257,896	$250,759
Noncash purchases of property and equipment	$66,899	$72,064

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			3 Months ended	12 Months ended
			12/31/2023	12/31/2023
Acute Care Services
Revenues			9.7%	7.6%
Adjusted Admissions			5.6%	7.6%
Adjusted Patient Days			4.3%	4.7%
Revenue Per Adjusted Admission			3.7%	-0.6%
Revenue Per Adjusted Patient Day			5.0%	2.2%

Behavioral Health Care Services
Revenues			7.2%	8.0%
Adjusted Admissions			1.4%	3.2%
Adjusted Patient Days			1.1%	2.1%
Revenue Per Adjusted Admission			5.8%	4.7%
Revenue Per Adjusted Patient Day			6.1%	5.9%

UHS Consolidated	Fourth quarter ended		Twelve months ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Revenues	$3,703,546	$3,446,980	$14,281,976	$13,399,370
EBITDA net of NCI	$476,949	$419,026	$1,713,629	$1,593,637
EBITDA Margin net of NCI	12.9%	12.2%	12.0%	11.9%
Adjusted EBITDA net of NCI	$473,433	$471,738	$1,741,910	$1,661,593
Adjusted EBITDA Margin net of NCI	12.8%	13.7%	12.2%	12.4%

Cash Flow From Operations	$452,431	$297,304	$1,267,797	$996,023
Capital Expenditures	$206,390	$164,446	$743,055	$734,001
Days Sales Outstanding			57	55

Debt			$4,912,469	$4,807,980
UHS' Shareholders Equity			$6,149,001	$5,920,582
Debt / Total Capitalization			44.4%	44.8%
Debt / EBITDA net of NCI (1)			2.87	3.02
Debt / Adjusted EBITDA net of NCI (1)			2.82	2.89
Debt / Cash From Operations (1)			3.87	4.83

(1) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Twelve Months ended

December 31, 2023 and 2022

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,032,535	100.0%	$1,852,000	100.0%	$7,840,740	100.0%	$7,284,868	100.0%
Operating charges:
Salaries, wages and benefits	869,942	42.8%	812,340	43.9%	3,363,213	42.9%	3,225,039	44.3%
Other operating expenses	559,282	27.5%	481,164	26.0%	2,144,102	27.3%	1,863,414	25.6%
Supplies expense	338,790	16.7%	321,747	17.4%	1,303,018	16.6%	1,226,294	16.8%
Depreciation and amortization	93,287	4.6%	94,919	5.1%	358,308	4.6%	369,493	5.1%
Lease and rental expense	23,930	1.2%	23,159	1.3%	95,565	1.2%	85,915	1.2%
Subtotal-operating expenses	1,885,231	92.8%	1,733,329	93.6%	7,264,206	92.6%	6,770,155	92.9%
Income from operations	147,304	7.2%	118,671	6.4%	576,534	7.4%	514,713	7.1%
Interest expense, net	(643)	(0.0)%	(241)	(0.0)%	(2,501)	(0.0)%	1,109	0.0%
Other (income) expense, net	931	0.0%	687	0.0%	6,099	0.1%	1,493	0.0%
Income before income taxes	$147,016	7.2%	$118,225	6.4%	$572,936	7.3%	$512,111	7.0%

All Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,087,503	100.0%	$1,939,239	100.0%	$8,081,402	100.0%	$7,646,749	100.0%
Operating charges:
Salaries, wages and benefits	871,182	41.7%	834,647	43.0%	3,406,060	42.1%	3,332,535	43.6%
Other operating expenses	615,810	29.5%	596,152	30.7%	2,347,560	29.0%	2,146,196	28.1%
Supplies expense	338,732	16.2%	329,129	17.0%	1,317,917	16.3%	1,264,688	16.5%
Depreciation and amortization	93,479	4.5%	97,557	5.0%	367,644	4.5%	383,115	5.0%
Lease and rental expense	23,960	1.1%	23,330	1.2%	96,589	1.2%	86,654	1.1%
Subtotal-operating expenses	1,943,163	93.1%	1,880,815	97.0%	7,535,770	93.2%	7,213,188	94.3%
Income from operations	144,340	6.9%	58,424	3.0%	545,632	6.8%	433,561	5.7%
Interest expense, net	(643)	(0.0)%	(241)	(0.0)%	(2,501)	(0.0)%	1,109	0.0%
Other (income) expense, net	867	0.0%	1,982	0.1%	7,788	0.1%	2,788	0.0%
Income before income taxes	$144,116	6.9%	$56,683	2.9%	$540,345	6.7%	$429,664	5.6%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2023.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes; (ii) the impact of an asset impairment recorded in the three and twelve months ended December 31, 2022, and; (iv) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Twelve Months ended

December 31, 2023 and 2022

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,558,805	100.0%	$1,453,766	100.0%	$6,048,883	100.0%	$5,598,764	100.0%
Operating charges:
Salaries, wages and benefits	852,069	54.7%	794,776	54.7%	3,343,222	55.3%	3,088,108	55.2%
Other operating expenses	296,915	19.0%	262,606	18.1%	1,163,365	19.2%	1,078,918	19.3%
Supplies expense	55,674	3.6%	53,446	3.7%	216,879	3.6%	210,903	3.8%
Depreciation and amortization	48,066	3.1%	47,435	3.3%	187,105	3.1%	184,684	3.3%
Lease and rental expense	11,143	0.7%	10,689	0.7%	43,785	0.7%	41,951	0.7%
Subtotal-operating expenses	1,263,867	81.1%	1,168,952	80.4%	4,954,356	81.9%	4,604,564	82.2%
Income from operations	294,938	18.9%	284,814	19.6%	1,094,527	18.1%	994,200	17.8%
Interest expense, net	1,108	0.1%	1,212	0.1%	4,434	0.1%	5,169	0.1%
Other (income) expense, net	(1,132)	(0.1)%	(4,921)	(0.3)%	(3,426)	(0.1)%	(6,343)	(0.1)%
Income before income taxes	$294,962	18.9%	$288,523	19.8%	$1,093,519	18.1%	$995,374	17.8%

All Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,615,543	100.0%	$1,494,543	100.0%	$6,190,921	100.0%	$5,729,758	100.0%
Operating charges:
Salaries, wages and benefits	854,670	52.9%	796,455	53.3%	3,353,008	54.2%	3,107,216	54.2%
Other operating expenses	353,353	21.9%	302,908	20.3%	1,303,311	21.1%	1,201,563	21.0%
Supplies expense	55,713	3.4%	53,471	3.6%	217,310	3.5%	211,786	3.7%
Depreciation and amortization	49,180	3.0%	47,752	3.2%	189,297	3.1%	186,555	3.3%
Lease and rental expense	11,194	0.7%	11,065	0.7%	44,028	0.7%	43,868	0.8%
Subtotal-operating expenses	1,324,110	82.0%	1,211,651	81.1%	5,106,954	82.5%	4,750,988	82.9%
Income from operations	291,433	18.0%	282,892	18.9%	1,083,967	17.5%	978,770	17.1%
Interest expense, net	1,102	0.1%	1,217	0.1%	4,558	0.1%	5,323	0.1%
Other (income) expense, net	(1,132)	(0.1)%	(4,921)	(0.3)%	(4,271)	(0.1)%	(6,843)	(0.1)%
Income before income taxes	$291,463	18.0%	$286,596	19.2%	$1,083,680	17.5%	$980,290	17.1%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2023.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
December 31, 2023 and 2022

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/23	12/31/22	% change	12/31/23	12/31/22	% change

Hospitals owned and leased	27	28	-3.6%	333	331	0.6%
Average licensed beds	6,674	6,987	-4.5%	24,194	24,228	-0.1%
Average available beds	6,502	6,815	-4.6%	24,094	24,128	-0.1%
Patient days	403,117	401,363	0.4%	1,600,740	1,560,526	2.6%
Average daily census	4,381.7	4,362.6	0.4%	17,399.3	16,962.2	2.6%
Occupancy-licensed beds	65.7%	62.4%	5.1%	71.9%	70.0%	2.7%
Occupancy-available beds	67.4%	64.0%	5.3%	72.2%	70.3%	2.7%
Admissions	82,918	81,314	2.0%	118,487	112,272	5.5%
Length of stay	4.9	4.9	-1.5%	13.5	13.9	-2.8%

Inpatient revenue	$11,408,639	$10,182,914	12.0%	$2,647,158	$2,536,091	4.4%
Outpatient revenue	7,566,625	6,452,816	17.3%	275,128	257,601	6.8%
Total patient revenue	18,975,264	16,635,730	14.1%	2,922,286	2,793,692	4.6%
Other revenue	234,117	203,952	14.8%	83,153	82,734	0.5%
Gross revenue	19,209,381	16,839,682	14.1%	3,005,439	2,876,426	4.5%
Total deductions	17,121,878	14,900,443	14.9%	1,389,896	1,381,883	0.6%
Net revenue	$2,087,503	$1,939,239	7.6%	$1,615,543	$1,494,543	8.1%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/23	12/31/22	% change	12/31/23	12/31/22	% change

Hospitals owned and leased	27	27	0.0%	331	331	0.0%
Average licensed beds	6,674	6,705	-0.5%	24,031	24,102	-0.3%
Average available beds	6,502	6,533	-0.5%	23,931	24,002	-0.3%
Patient days	403,117	387,228	4.1%	1,563,374	1,549,906	0.9%
Average daily census	4,381.7	4,209.0	4.1%	16,993.2	16,846.8	0.9%
Occupancy-licensed beds	65.7%	62.8%	4.6%	70.7%	69.9%	1.2%
Occupancy-available beds	67.4%	64.4%	4.6%	71.0%	70.2%	1.2%
Admissions	82,918	78,639	5.4%	112,712	111,427	1.2%
Length of stay	4.9	4.9	-1.3%	13.9	13.9	-0.3%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Twelve Months Ended
December 31, 2023 and 2022

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/23	12/31/22	% change	12/31/23	12/31/22	% change

Hospitals owned and leased	27	28	-3.6%	333	331	0.6%
Average licensed beds	6,691	6,923	-3.4%	24,224	24,259	-0.1%
Average available beds	6,519	6,751	-3.4%	24,124	24,159	-0.1%
Patient days	1,576,074	1,569,611	0.4%	6,336,927	6,230,124	1.7%
Average daily census	4,318.0	4,300.3	0.4%	17,361.4	17,068.8	1.7%
Occupancy-licensed beds	64.5%	62.1%	3.9%	71.7%	70.4%	1.9%
Occupancy-available beds	66.2%	63.7%	4.0%	72.0%	70.7%	1.9%
Admissions	322,218	311,537	3.4%	472,307	459,245	2.8%
Length of stay	4.9	5.0	-2.9%	13.4	13.6	-1.1%

Inpatient revenue	$44,687,035	$40,004,670	11.7%	$10,648,996	$10,116,566	5.3%
Outpatient revenue	29,858,874	24,813,718	20.3%	1,087,595	1,031,370	5.5%
Total patient revenue	74,545,909	64,818,388	15.0%	11,736,591	11,147,936	5.3%
Other revenue	948,994	806,587	17.7%	303,546	292,018	3.9%
Gross revenue	75,494,903	65,624,975	15.0%	12,040,137	11,439,954	5.2%
Total deductions	67,413,501	57,978,226	16.3%	5,849,216	5,710,196	2.4%
Net revenue	$8,081,402	$7,646,749	5.7%	$6,190,921	$5,729,758	8.0%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/23	12/31/22	% change	12/31/23	12/31/22	% change

Hospitals owned and leased	27	27	0.0%	331	331	0.0%
Average licensed beds	6,604	6,640	-0.5%	24,016	24,014	0.0%
Average available beds	6,432	6,468	-0.6%	23,916	23,914	0.0%
Patient days	1,564,390	1,512,013	3.5%	6,289,388	6,175,143	1.9%
Average daily census	4,286.0	4,142.5	3.5%	17,231.2	16,918.2	1.9%
Occupancy-licensed beds	64.9%	62.4%	4.0%	71.7%	70.5%	1.8%
Occupancy-available beds	66.6%	64.0%	4.0%	72.0%	70.7%	1.8%
Admissions	319,829	300,507	6.4%	468,131	454,441	3.0%
Length of stay	4.9	5.0	-2.8%	13.4	13.6	-1.1%

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2024 Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2024
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$15,411,000		$15,706,000

Net income attributable to UHS (a)	$865,709		$932,123
Depreciation and amortization	605,204		605,204
Interest expense	196,338		196,338
Other (income) expense, net	(11,133)		(11,133)
Provision for income taxes	274,883		295,971
Adjusted EBITDA net of NCI (b)	$1,931,001	12.5%	$2,018,503	12.9%

Net income attributable to UHS, per diluted share (a)	$13.00		$14.00

Shares used in computing diluted earnings per share	66,594		66,594

(a) Forecasted net income attributable to UHS/per diluted share exclude the following items because we do not believe we can forecast these items with sufficient accuracy. Such items include: the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. Forecasted net income attributable to UHS/per diluted share is also subject to certain conditions including those as set forth in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of operating performance.